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                                                                  EXHIBIT (H)(6)

                                    EXHIBIT A

1.    Licensed Benchmarks

      Domestic Dividend Indexes
      WisdomTree Total Dividend Index
      WisdomTree High-Yielding Equity(SM) Index
      WisdomTree LargeCap Dividend Index
      WisdomTree Dividend Top 100(SM) Index
      WisdomTree MidCap Dividend Index
      WisdomTree SmallCap Dividend Index

      Earnings Weighted Indexes
      WisdomTree Total Earnings Index
      WisdomTree Earnings 500 Index
      WisdomTree MidCap Earnings Index
      WisdomTree SmallCap Earnings Index
      WisdomTree Earnings Top 100 Index
      WisdomTree Low P/E Index

      International Dividend Indexes
      WisdomTree DEFA(SM) Index
      WisdomTree DEFA High-Yielding Equity Index
      WisdomTree Europe Total Dividend Index
      WisdomTree Europe High-Yielding Equity Index
      WisdomTree Europe SmallCap Dividend Index
      WisdomTree Japan Total Dividend Index
      WisdomTree Japan High-Yielding Equity Index
      WisdomTree Japan SmallCap Dividend Index
      WisdomTree Pacific ex-Japan Total Dividend Index WisdomTree Pacific ex-Japan High-Yielding Equity Index WisdomTree International LargeCap Dividend Index WisdomTree International Dividend Top 100(SM) Index WisdomTree International MidCap Dividend Index WisdomTree International SmallCap Dividend Index WisdomTree International Real Estate Index
      WisdomTree Emerging Markets High-Yielding Equity Index WisdomTree Emerging Markets SmallCap Dividend Index WisdomTree India Earnings Index

      International Sector Indexes
      WisdomTree International Basic Materials Sector Index
      WisdomTree International Communications Sector Index
      WisdomTree International Consumer Cyclical Sector Index
      WisdomTree International Consumer Non-Cyclical Sector Index
      WisdomTree International Energy Sector Index
      WisdomTree International Financial Sector Index
      WisdomTree International Health Care Sector Index
      WisdomTree International Industrial Sector Index
      WisdomTree International Technology Sector Index
      WisdomTree International Utilities Sector Index

2.    Licensed Marks

      WISDOMTREE
      DIVIDEND TOP 100
      WISDOMTREE DEFA
      Dividend Stream


As of December 28, 2007